UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2003

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	2-39621	42-0644327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 319-399-5700

Item 5. Other Events

United Life Fixed Annuity Sales Suspended Effective 6/30/03

As of June 30, 2003, we will temporarily suspend the sale of all new fixed annuity business. We made this decision in consideration of the difficulty we have in finding suitable investment vehicles in terms of duration and quality to fit our asset-liability matching needs. We have accumulated significant amounts of cash. While this accumulation has improved our liquidity, it has also resulted in negative spreads on new business. This means that existing business is in fact subsidizing new business. We believed that this was a situation that would begin to improve when the economy recovered and interest rates began to rise, leading to more appropriate opportunities to invest our cash. Unfortunately, this process is taking much longer than we and most experts expected.

We anticipate that this suspension will last at least through July and longer in some of the states. The length of the suspension is dependent upon the approval by individual states of contracts with interest rate guarantees of 1.5 percent. Many states have already amended their rules to permit lower interest rate guarantees; we have applied or will soon apply in those states to take advantage of their revised limits. However, the states of Minnesota, Nebraska, South Dakota, Texas, Utah and Wisconsin have NOT approved any provisions for decreased interest rate guarantees; accordingly, the suspension of sales in these states will likely be for a longer period.

Through March, 2003, the life segment recorded $22,923,000 in annuity deposits. For the whole year of 2002, the life segment recorded $223,452,000 of annuity deposits.

Disclosure of forward-looking statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Such risks and uncertainties include the following: 1) the uncertainties of the loss reserving process; 2) the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates; 3) the actual amount of new and renewal business; 4) the competitive environment in which we operate; 5) developments in global financial markets that could affect our investment portfolio and financing plans; 6) estimates of the financial statement impact due to regulatory actions; 7) uncertainties relating to government and regulatory policies; 8) legal developments; and 9) changing rates of inflation and other economic conditions. The words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “future,” “will be,” or “continue” and variations thereof and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

June 23, 2003
(Date)

/s/ John A. Rife
John A. Rife, Chief Executive Officer